Exhibit 21.1
SUBSIDIARIES
Concord Holding (BVI) Co., Ltd. — British Virgin Islands
Concord Semiconductor (Wuxi) Company — China
Dongguan Littelfuse Electronics Co., Ltd. — China
Dongguan Wickmann Electrical Products Co. — China
H.I. Immobilien Management GmbH — Germany
H.I. Verwaltungs GmbH — Germany
LF Consorcio S. De R.L. de C.V. — Mexico
Littelfuse Automotive GmbH — Germany
Littelfuse Concord Semiconductor, Inc. — Taiwan
Littelfuse da Amazonia, Ltda. — Brazil
Littelfuse do Brasil Ltda. — Brazil
Littelfuse Europe Holding, B.V. — Netherlands
Littelfuse Far East Pte. Ltd. — Singapore
Littelfuse GmbH — Germany
Littelfuse GP, Inc. — Delaware
Littelfuse HK Limited — Hong Kong
Littelfuse Holding GmbH — Germany
Littelfuse I L.P. — Delaware
Littelfuse Ireland Development Co., Ltd. — Ireland
Littelfuse Ireland Holding Ltd. — Ireland
Littelfuse Ireland Limited — Ireland
Littelfuse KK — Japan
Littelfuse Phils, Inc. — Philippines
Littelfuse Triad, Inc. — Korea
Littelfuse U.K. Ltd. — United Kingdom
Littelfuse, B.V. — Netherlands
Littelfuse, S.A. de C.V. — Mexico
Rempat Financial B.V. — Netherlands
Rempat Holding B.V. — Netherlands
Startco Engineering Ltd.
SurgX Corporation — Delaware
Suzhou Littelfuse OVS Ltd. — China
Teccor de Mexico S.A. de. R.L. de C.V. — Mexico
Teccor Delaware, Inc. — Delaware
Teccor Electronics Mexico Holdings LLC — Delaware
Teccor Electronics, Inc. — Delaware
Wickmann-Werke GmbH — Germany